UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 of 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 6, 2006
WRIGHT MEDICAL GROUP, INC.
(Exact name of registrant as specified in charter)

Delaware	000-32883	13-4088127
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

5677 Airline Road, Arlington, Tennessee	38002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (901) 867-9971
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURE

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On April 6, 2006, our board of directors elected Beverly A. Huss to fill a vacancy on the board of directors and to serve as a member of the Compensation Committee and the Nominating and Corporate Governance Committee of the board of directors. The board of directors has determined that Ms. Huss is independent as defined in Nasdaq’s listing standards.
Ms. Huss, age 46, has been a consultant to Pervasis Therapeutics Corporation, a biotechnology company focused on creating biologically active vascular technologies to treat cardiovascular disease, since March 2005. Ms. Huss also is employed by, but currently is on leave from, Guidant Corporation, a manufacturer of surgical and medical instruments, where she has held positions of increasing responsibility since 1986 and most recently was the President of its Endovascular Solutions division. Ms. Huss was an engineer with Honeywell Inc. from 1984 to 1986 and with Jones and Laughlin Steel, Inc., from 1982 to 1984. She is a director of Dade Behring, Inc., a public company, and the Chairman of the Board of the Santa Clara County (California) chapter of the American Heart Association.
On April 6, 2006, Elizabeth H. Weatherman resigned as a director of Wright Medical Group, Inc. Ms. Weatherman’s resignation was not the result of a disagreement with us on any matter relating to our operations, policies or practices.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: April 7, 2006

WRIGHT MEDICAL GROUP, INC.
By:	/s/ Gary D. Henley
Gary D. Henley
President and Chief Executive Officer

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